UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KELYNIAM GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-4130012
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 North University Avenue, Suite 135 Little Rock, Arkansas	72207
(Address of Principal Executive Offices)	(Zip Code)

2008 Employee Stock Compensation Plan
(Full Title of the Plan)

Michelle LynRay
Secretary and Treasurer
Kelyniam Global, Inc.
1100 North University Avenue, Suite 135
Little Rock, Arkansas 72207
(Name and Address of Agent for Service)

(800) 280-8192
(Telephone Number, Including Area Code, of Agent for Service)

With Copies to:
Michael Stolzar, Esq.
Karlen and Stolzar, LLP
White Plains Plaza
One North Broadway, Suite 509
White Plains, New York 10601
(914) 949-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	470,000 shares	$1.12	$526,400	$20.68

(1)	Includes 235,000 shares of Common Stock to be issued to employees as compensation for services rendered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(3)	Includes 235,000 shares of common stock that may be resold by employees originally issued to them as compensation for services rendered.

EXPLANATORY NOTE

This registration statement on Form S-8 registers 470,000 shares of stock which represents 235,000 shares of common stock that have been or will be issued to certain employees of Kelyniam Global, Inc. pursuant to the 2008 Employee Stock Compensation Plan and 235,000 of such shares of common stock that may be reoffered and resold by employees that were originally issued to them as compensation for services rendered pursuant to the foregoing Plan that might constitute “restricted securities” or “control securities”.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This registration statement on Form S-8 registers 470,000 shares of stock which represents 235,000 shares of common stock that have been or will be issued to certain employees of Kelyniam Global, Inc. pursuant to the 2008 Employee Stock Compensation Plan and 235,000 of such shares of common stock that may be reoffered and resold by employees that were originally issued to them as compensation for services rendered pursuant to the foregoing Plan that might constitute “restricted securities” or “control securities”.

Item 2.  Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered by eligible employees and non-employee directors, pursuant to Rule 428(b) are available without charge by contacting:

Michelle LynRay
1100 North University Avenue, Suite 135
Little Rock, Arkansas 72207
Tel: (800) 280-8192

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "Commission") by Kelyniam Global, Inc., a Nevada corporation (the "Company"), are incorporated herein by reference:

(a)The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 11, 2008;

(b)The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2006;

(c)The description of the Company's common stock to be offered hereby contained in the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 22, 2008, (File No. 333-148778) including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

We will furnish to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to by reference.  Requests should be addressed to: Michelle LynRay, 1100 North University Avenue, Suite 135, Little Rock, Arkansas 72207, Tel: 1-800-280-8192, or Fax: 1-501-641-2000.  The public may read and copy any materials we file with the Securities and Exchange Commission at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-(800)-SEC-0330.  The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the Commission.

Item 4. Description of Securities:

Not Applicable

Item 5. Interests of Named Experts and Counsel:

None

Item 6. Indemnification for Directors and Officers:

Pursuant to Section 607.0850 of the Nevada Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best shares of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The By-laws of Kelyniam Global, Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by Nevada law.  With regard to the foregoing provisions, or otherwise, Kelyniam Global, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kelyniam Global, Inc. will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 7. Exemption from Registration Claimed:

Not Applicable

Item 8. Exhibits:

The exhibits to this Registration Statement are listed in the index to Exhibits on Page 5.

Item 9. Undertakings:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any additional or changed material information on the plan of distribution; provided, however, that paragraph 1(I) and 1(ii) do not apply if the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

 (b) The undersigned company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Little Rock, State of Arkansas, on the 1st day of April, 2008.

Kelyniam Global, Inc.

By:	/s/ James Ketner
James Ketner
President/CEO/Chairman
Principal Financial Officer, Principal
Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	KELYNIAM GLOBAL, INC.

	By:	/s/ James Ketner
James Ketner
President/CEO/Chairman

	By:	/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

	By:	/s/ John Mastoloni
John Mastoloni
Vice President/Director

	By:	/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

	By:	/s/ Richard Owston
Richard Owston

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Little Rock, State of Arkansas, on March 30, 2008.

KELYNIAM GLOBAL, INC. STOCK COMPENSATION PLAN FOR EMPLOYEES, OFFICERS, AND DIRECTORS.

/s/ James Ketner
James Ketner, Chairman of the Board

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Karlen and Stolzar, counsel to the Registrant

10.1	Compensation Plan for Employees, Officers, and Directors

23.1	Consent of Malone and Bailey, Independent Auditors of the Registrant